Exhibit 99.1

Contact:

Emily Riley – phone: 215.231.1035

      email: emily.riley@radian.biz

Radian Reports Second Quarter 2010 Financial Results

- Per share loss of $4.31 in the quarter includes impact of losses on derivatives of $3.09 -

- Mortgage insurance delinquencies declined for second consecutive quarter -

- New mortgage insurance written grew from first quarter levels -

PHILADELPHIA, August 3, 2010 — Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended June 30, 2010, of $475.1 million, or $4.31 per diluted share, which reflects a pre-tax loss from the change in fair value of derivatives of $524.6 million, or $3.09 per share on an after-tax basis. This compares to net income of $231.9 million, or $2.82 per diluted share, for the prior-year quarter. Book value per share at June 30, 2010, was $13.40.

“Our second quarter results include significant fair value impact from the tightening of Radian’s credit spread and continued uncertainty regarding the aged delinquencies in our mortgage insurance book,” said Chief Executive Officer S.A. Ibrahim. “However, we are pleased with the signs of credit trend stabilization in both our mortgage insurance and financial guaranty businesses, which we believe are integral to Radian’s future success and long-term growth.”

Ibrahim added, “Radian grew its new insurance written to $2.7 billion, a meaningful jump from the first quarter of the year. We have provided our lending partners with tools to compare the competitive advantage of Radian’s products to FHA mortgage insurance, which has contributed to our increase in new business as we seek to recapture market share from FHA.”

SECOND QUARTER HIGHLIGHTS

•

The net loss in the second quarter was primarily driven by a $524.6 million pre-tax loss recognized on derivatives resulting mainly from an improved market perception of Radian’s credit risk that significantly tightened Radian’s credit spread, and from the widening of general corporate credit spreads. Unrealized losses reflected in our June 30, 2010, derivative liability using fair value estimates are significantly greater than the company’s expected credit losses on these derivative exposures.

•

The risk-to-capital ratio for Radian Guaranty Inc., the company’s primary mortgage insurance subsidiary, was 17.9:1 at June 30, 2010, compared to a ratio of 16.9:1 at March 31, 2010, and 15.9:1 at June 30, 2009. Radian Group raised $526 million from its May stock offering, and contributed $100 million to Radian Guaranty during the quarter.

•

The number of primary and pool delinquent loans decreased by 4.1 percent and 4.3 percent, respectively, from the first quarter of 2010, which was the second consecutive quarterly decline in delinquent loans. In addition, new delinquencies continued to decline slightly in July.

•

The mortgage insurance provision for losses was $427.6 million in the second quarter, which includes a modest increase in mortgage insurance reserves of $59.7 million since March 31, 2010, to $3.7 billion. This increase in reserves, when combined with the decline in delinquent loans, further strengthens Radian’s reserve per delinquency for both primary and pool loans. The change in reserve resulted from several factors including the continued aging of the delinquency portfolio, second loss deals breaching subordination levels, a decrease in the company’s estimate for future rescissions and denials and the decline in delinquencies during the quarter.

•

Total mortgage insurance claims paid were $337.3 million for the second quarter, which consisted of $332.8 million of first-liens and $4.5 million of second-liens. For 2010, the company continues to expect mortgage insurance claims paid to be approximately $1.5 billion.

•

New mortgage insurance written (NIW) was $2.7 billion in the second quarter, compared to $1.9 billion in the first quarter, and continued to consist of loans with excellent risk characteristics. The company maintained a market share of 21 percent.

•

As of June 30, 2010, approximately 15,000 Radian-insured primary loans were in a Home Affordable Modification Program (HAMP) trial period, representing approximately 11 percent of primary delinquencies, and nearly 13,000 Radian-insured loans had completed the HAMP program. In addition, nearly 25 percent of cures reported to Radian in the second quarter were the result of loan modifications, including HAMP.

•	Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with cash infusions over time.

•	As of June 30, 2010, Radian Asset had approximately $1.0 billion in statutory surplus with an additional $1.4 billion in claims-paying resources.

•	In June, Radian Asset paid an ordinary dividend of approximately $69 million to Radian Guaranty and expects to pay another dividend of approximately $60 million in 2011.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, August 3, 2010, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1092 inside the U.S., or 612-288-0329 for international callers, using passcode 165481 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 165481.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended June 30, 2010
Exhibit D:	Segment Information Quarter Ended June 30, 2009
Exhibit E:	Segment Information Six Months Ended June 30, 2010
Exhibit F:	Segment Information Six Months Ended June 30, 2009
Exhibit G:	Financial Guaranty Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Exhibit H:	Financial Guaranty Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Exhibit I:	Mortgage Insurance Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
New Insurance Written and Risk Written
Exhibit J:	Mortgage Insurance Supplemental Information –

For the Quarter and Six Months Ended and as of June 30, 2010
Insurance in Force and Risk in Force
Exhibit K:	Mortgage Insurance Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Risk in Force by LTV and Policy Year and other Risk in Force
Exhibit L:	Mortgage Insurance Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Claims and Reserves
Exhibit M:	Mortgage Insurance Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Default Statistics
Exhibit N:	Mortgage Insurance Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Net Premiums Written and Earned, Smart Home, Captives and Persistency
Exhibit O:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of June 30, 2010
Reinsurance Progression Toward Attachment – Summary by Book Year
Exhibit P:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of June 30, 2010
Modified Pool
Exhibit Q:	Mortgage Insurance Supplemental Information –
For the Quarter and Six Months Ended and as of June 30, 2010
Alt-A Risk in Force

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended June 30		Six Months Ended June 30
(In thousands, except per-share data)	2010	2009	2010	2009

Revenues:

Net premiums written - insurance	$159,901	$161,901	$315,402	$318,657

Net premiums earned - insurance	$203,446	$193,629	$401,714	$404,844
Net investment income	48,619	53,251	93,977	109,534
Change in fair value of derivative instruments	(524,606)	272,318	(602,560)	(12,098)
Net (losses) gains on other financial instruments	(5,938)	54,384	(49,554)	79,454
Net impairment losses recognized in earnings	(38)	(46)	(56)	(870)
Gain on sale of affiliate	34,815	—	34,815	—
Other income	(2,072)	3,888	3,703	8,020

Total revenues	(245,774)	577,424	(117,961)	588,884

Expenses:
Provision for losses	435,166	132,750	979,046	459,504
Provision for premium deficiency	(7,354)	2,184	(8,585)	(46,000)
Policy acquisition costs	16,797	25,967	31,665	39,921
Other operating expenses	35,165	55,635	100,221	107,237
Interest expense	8,245	12,295	19,049	24,594

Total expenses	488,019	228,831	1,121,396	585,256

Equity in net income of affiliates	6,570	5,110	14,668	15,662

Pretax (loss) income	(727,223)	353,703	(1,224,689)	19,290
Income tax (benefit) provision	(252,143)	121,828	(439,254)	4,852

Net (loss) income	$(475,080)	$231,875	$(785,435)	$14,438

Diluted net (loss) income per share (1)	$(4.31)	$2.82	$(8.15)	$0.18

(1) Weighted average shares outstanding (In thousands)

Average common shares outstanding	82,260	81,396	82,332	81,400
Increase in average shares-common stock offering	28,022	—	14,088	—
Increase in shares-common stock equivalents-diluted basis	—	844	—	836

Weighted average shares outstanding	110,282	82,240	96,420	82,236

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	June 30 2010	December 31 2009	June 30 2009

Assets:
Cash and investments	$7,277,607	$6,214,376	$6,459,233
Investment in affiliates	133	121,480	108,767
Deferred policy acquisition costs	148,623	160,281	208,882
Deferred income taxes, net	815,674	440,948	368,281
Reinsurance recoverables	585,938	628,572	570,245
Derivative assets	21,977	68,534	179,837
Other assets	524,501	442,115	560,257

Total assets	$9,374,453	$8,076,306	$8,455,502

Liabilities and stockholders’ equity:
Unearned premiums	$736,675	$823,621	$1,120,359
Reserve for losses and loss adjustment expenses	3,781,240	3,578,982	3,304,236
Reserve for premium deficiency	16,772	25,357	40,861
Long-term debt	665,381	698,222	856,848
VIE debt	627,638	296,080	283,242
Derivative liabilities	748,094	238,697	379,270
Payable for securities purchased	660,805	28,921	11,667
Other liabilities	358,219	381,432	392,765

Total liabilities	7,594,824	6,071,312	6,389,248

Common stock	150	100	99
Additional paid-in capital	1,002,501	473,759	469,298
Retained earnings	816,172	1,602,143	1,764,878
Accumulated other comprehensive loss	(39,194)	(71,008)	(168,021)

Total common stockholders’ equity	1,779,629	2,004,994	2,066,254

Total liabilities and stockholders’ equity	$9,374,453	$8,076,306	$8,455,502

Book value per share	$13.40	$24.22	$25.12

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2010

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$167,909	$(8,008)	$—	$159,901

Net premiums earned - insurance	$179,992	$23,454	$—	$203,446
Net investment income	28,544	20,075	—	48,619
Change in fair value of derivative instruments	(1,310)	(523,296)	—	(524,606)
Net gains (losses) on other financial instruments	26,468	(32,406)	—	(5,938)
Net impairment losses recognized in earnings	(38)	—	—	(38)
Gain on sale of affiliate	—	—	34,815	34,815
Other income	1,623	(3,695)	—	(2,072)

Total revenues	235,279	(515,868)	34,815	(245,774)

Expenses:
Provision for losses	427,622	7,544	—	435,166
Provision for premium deficiency	(7,354)	—	—	(7,354)
Policy acquisition costs	12,113	4,684	—	16,797
Other operating expenses	25,639	9,476	50	35,165
Interest expense	1,549	6,696	—	8,245

Total expenses	459,569	28,400	50	488,019

Equity in net income of affiliates	—	—	6,570	6,570

Pretax (loss) income	(224,290)	(544,268)	41,335	(727,223)

Income tax (benefit) provision	(71,763)	(194,848)	14,468	(252,143)

Net (loss) income	$(152,527)	$(349,420)	$26,867	$(475,080)

Cash and investments	$3,886,819	$3,390,788	$—	$7,277,607
Deferred policy acquisition costs	35,220	113,403	—	148,623
Total assets	5,393,030	3,981,423	—	9,374,453
Unearned premiums	207,354	529,321	—	736,675
Reserve for losses and loss adjustment expenses	3,656,746	124,494	—	3,781,240
Derivative liabilities	358	747,736	—	748,094
VIE debt	253,178	374,460	—	627,638

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2009

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$154,919	$6,982	$—	$161,901

Net premiums earned - insurance	$170,047	$23,582	$—	$193,629
Net investment income	32,298	20,951	2	53,251
Change in fair value of derivative instruments	(6,557)	278,875	—	272,318
Net gains on other financial instruments	12,590	41,794	—	54,384
Net impairment losses recognized in earnings	(46)	—	—	(46)
Other income	3,748	66	74	3,888

Total revenues	212,080	365,268	76	577,424

Expenses:
Provision for losses	142,802	(10,052)	—	132,750
Provision for premium deficiency	2,184	—	—	2,184
Policy acquisition costs	7,921	18,046	—	25,967
Other operating expenses	35,590	19,909	136	55,635
Interest expense	2,619	9,676	—	12,295

Total expenses	191,116	37,579	136	228,831

Equity in net income of affiliates	—	—	5,110	5,110

Pretax income	20,964	327,689	5,050	353,703

Income tax provision	7,948	112,019	1,861	121,828

Net income	$13,016	$215,670	$3,189	$231,875

Cash and investments	$3,919,403	$2,539,830	$—	$6,459,233
Deferred policy acquisition costs	28,674	180,208	—	208,882
Total assets	5,073,729	3,259,249	122,524	8,455,502
Unearned premiums	304,336	816,023	—	1,120,359
Reserve for losses and loss adjustment expenses	3,122,444	181,792	—	3,304,236
Derivative liabilities	23,086	356,184	—	379,270
VIE debt	283,242	—	—	283,242

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2010

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$324,941	$(9,539)	$—	$315,402

Net premiums earned - insurance	$357,331	$44,383	$—	$401,714
Net investment income	54,903	39,074	—	93,977
Change in fair value of derivative instruments	(1,033)	(601,527)	—	(602,560)
Net gains (losses) on other financial instruments	25,049	(74,603)	—	(49,554)
Net impairment losses recognized in earnings	(56)	—	—	(56)
Gain on sale of affiliate	—	—	34,815	34,815
Other income	3,422	218	63	3,703

Total revenues	439,616	(592,455)	34,878	(117,961)

Expenses:
Provision for losses	956,713	22,333	—	979,046
Provision for premium deficiency	(8,585)	—	—	(8,585)
Policy acquisition costs	22,617	9,048	—	31,665
Other operating expenses	71,872	28,149	200	100,221
Interest expense	3,669	15,380	—	19,049

Total expenses	1,046,286	74,910	200	1,121,396

Equity in net income of affiliates	—	78	14,590	14,668

Pretax (loss) income	(606,670)	(667,287)	49,268	(1,224,689)

Income tax (benefit) provision	(217,610)	(238,889)	17,245	(439,254)

Net (loss) income	$(389,060)	$(428,398)	$32,023	$(785,435)

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2009

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$316,878	$1,779	$—	$318,657

Net premiums earned - insurance	$347,930	$56,914	$—	$404,844
Net investment income	63,643	45,889	2	109,534
Change in fair value of derivative instruments	(35,133)	23,035	—	(12,098)
Net gains on other financial instruments	25,667	53,787	—	79,454
Net impairment losses recognized in earnings	(847)	(23)	—	(870)
Other income	7,566	219	235	8,020

Total revenues	408,826	179,821	237	588,884

Expenses:
Provision for losses	464,486	(4,982)	—	459,504
Provision for premium deficiency	(46,000)	—	—	(46,000)
Policy acquisition costs	13,660	26,261	—	39,921
Other operating expenses	71,284	35,742	211	107,237
Interest expense	8,313	16,281	—	24,594

Total expenses	511,743	73,302	211	585,256

Equity in net income of affiliates	—	—	15,662	15,662

Pretax (loss) income	(102,917)	106,519	15,688	19,290

Income tax (benefit) provision	(27,136)	26,249	5,739	4,852

Net (loss) income	$(75,781)	$80,270	$9,949	$14,438

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit G

(In thousands)	Quarter Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009

Net Premiums Earned:
Public finance direct	$15,897	$11,935	$28,233	$26,387
Public finance reinsurance	6,196	18,949	13,109	27,226
Structured direct	443	2,058	1,160	3,835
Structured reinsurance	932	5,655	1,847	14,296
Trade credit reinsurance	3	39	51	135

Net Premiums Earned - insurance	23,471	38,636	44,400	71,879
Impact of commutations	(17)	(15,054)	(17)	(14,965)

Total Net Premiums Earned - insurance	$23,454	$23,582	$44,383	$56,914

Refundings included in earned premium	$10,205	$10,479	$19,738	$23,523

Claims paid:
Trade credit reinsurance	$(2)	$693	$1,084	$871
Financial Guaranty	21,841	23,876	25,198	38,785

Total	$21,839	$24,569	$26,282	$39,656

Impact of adoption of amendment to accounting standard regarding VIEs on January 1, 2010:

(In millions)
Balance Sheet Increase (Decrease):
Investments	$89.4
Other assets	121.0
VIE debt	321.0
Derivative liabilities	(128.6)
Derivative liabilities-VIE	17.4
Other liabilities	0.6

Income Statement Increase (Decrease):
Net investment income	$2.7
Net (losses) gains on other financial instruments	(60.9)
Change in fair value of derivative instruments	57.5
Other income	3.9
Other operating expenses	2.0
Interest expense	1.2

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit H

($ in thousands, except ratios)	June 30 2010	December 31 2009	June 30 2009
Statutory Information:

Capital and surplus	$974,174	$1,062,637	$914,458
Contingency reserve	400,615	366,108	504,464

Qualified statutory capital	1,374,789	1,428,745	1,418,922

Unearned premium reserve	550,952	595,819	690,512
Loss and loss expense reserve	102,831	128,754	104,441

Total statutory policyholders’ reserves	2,028,572	2,153,318	2,213,875

Present value of installment premiums	227,634	260,662	389,730
Soft capital facilities	150,000	150,000	150,000

Total statutory claims paying resources	$2,406,206	$2,563,980	$2,753,605

Net debt service outstanding	$102,502,428	$110,207,923	$131,821,119

Capital leverage ratio (1)	75	77	93
Claims paying leverage ratio (2)	43	43	48

Net par outstanding by product:
Public finance direct	$16,718,347	$17,536,616	$18,329,451
Public finance reinsurance	22,774,238	24,180,588	32,830,674
Structured direct	39,902,271	43,528,366	44,679,632
Structured reinsurance	1,872,802	2,174,433	4,816,874

Total (3)	$81,267,658	$87,420,003	$100,656,631

Reserve for losses and LAE-GAAP Basis:
Financial Guaranty	$119,256	$121,833	$171,459
Trade Credit	5,238	6,611	10,333

Total	$124,494	$128,444	$181,792

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $2.0 billion, $2.2 billion and $3.1 billion at June 30, 2010, December 31, 2009 and June 30, 2009, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit I

($ in millions)	Quarter Ended June 30				Six Months Ended June 30
	2010	%	2009	%	2010	%	2009	%

Primary new insurance written
Flow	$2,654	100.0%	$5,499	100.0%	$4,551	100.0%	$11,109	100.0%

Total Primary	$2,654	100.0%	$5,499	100.0%	$4,551	100.0%	$11,109	100.0%

Total
Prime	$2,653	100.0%	$5,492	99.9%	$4,549	100.0%	$11,089	99.8%
Alt-A	—	—	1	—	—	—	10	0.1%
A minus and below	1	—	6	0.1%	2	—	10	0.1%

Total Flow	$2,654	100.0%	$5,499	100.0%	$4,551	100.0%	$11,109	100.0%

Total primary new insurance written by FICO score

Total
>=740	$2,100	79.1%	$4,009	72.9%	$3,561	78.2%	$7,894	71.1%
680-739	552	20.8%	1,402	25.5%	987	21.7%	2,991	26.9%
620-679	2	0.1%	87	1.6%	3	0.1%	223	2.0%
<=619	—	—	1	—	—	—	1	—

Total Flow	$2,654	100.0%	$5,499	100.0%	$4,551	100.0%	$11,109	100.0%

Percentage of primary new insurance written
Refinances	22%		46%		27%		47%
95.01% LTV and above	0.2%		—		0.4%		0.1%
ARMs
Less than 5 years	0.2%		0.1%		0.1%		0.1%
5 years and longer	7.0%		0.4%		6.2%		0.4%

Primary risk written
Flow	$641	100.0%	$1,178	100.0%	$1,070	100.0%	$2,374	100.0%

Total Primary	$641	100.0%	$1,178	100.0%	$1,070	100.0%	$2,374	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit J

($ in millions)	June 30		June 30
	2010	%	2009	%
Primary insurance in force
Flow	$118,486	86.3%	$123,412	79.5%
Structured	18,799	13.7%	31,845	20.5%

Total Primary	$137,285	100.0%	$155,257	100.0%

Prime	$108,488	79.0%	$113,749	73.3%
Alt-A	19,580	14.3%	30,918	19.9%
A minus and below	9,217	6.7%	10,590	6.8%

Total Primary	$137,285	100.0%	$155,257	100.0%

Primary risk in force
Flow	$29,188	89.4%	$30,574	87.7%
Structured	3,477	10.6%	4,272	12.3%

Total Primary	$32,665	100.0%	$34,846	100.0%

Flow
Prime	$24,615	84.3%	$25,269	82.7%
Alt-A	2,873	9.9%	3,372	11.0%
A minus and below	1,700	5.8%	1,933	6.3%

Total Flow	$29,188	100.0%	$30,574	100.0%

Structured
Prime	$1,926	55.4%	$2,231	52.2%
Alt-A	945	27.2%	1,340	31.4%
A minus and below	606	17.4%	701	16.4%

Total Structured	$3,477	100.0%	$4,272	100.0%

Total
Prime	$26,541	81.2%	$27,500	78.9%
Alt-A	3,818	11.7%	4,712	13.5%
A minus and below	2,306	7.1%	2,634	7.6%

Total Primary	$32,665	100.0%	$34,846	100.0%

Total primary risk in force by FICO score
Flow
>=740	$10,712	36.7%	$10,225	33.4%
680-739	10,354	35.5%	11,152	36.5%
620-679	6,878	23.6%	7,780	25.5%
<=619	1,244	4.2%	1,417	4.6%

Total Flow	$29,188	100.0%	$30,574	100.0%

Structured
>=740	$956	27.5%	$1,153	27.0%
680-739	1,061	30.5%	1,349	31.6%
620-679	901	25.9%	1,125	26.3%
<=619	559	16.1%	645	15.1%

Total Structured	$3,477	100.0%	$4,272	100.0%

Total
>=740	$11,668	35.7%	$11,378	32.7%
680-739	11,415	35.0%	12,501	35.9%
620-679	7,779	23.8%	8,905	25.6%
<=619	1,803	5.5%	2,062	5.8%

Total Primary	$32,665	100.0%	$34,846	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	20%		21%
ARMs
Less than 5 years	7%		8%
5 years and longer	8%		9%

Pool risk in force
Prime	$1,867	73.5%	$1,997	70.3%
Alt-A	179	7.0%	287	10.1%
A minus and below	495	19.5%	557	19.6%

Total	$2,541	100.0%	$2,841	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit K

($ in millions)	June 30		June 30
	2010	%	2009	%
Total primary risk in force by LTV
85.00% and below	$3,051	9.3%	$3,608	10.4%
85.01% to 90.00%	12,355	37.8%	12,709	36.5%
90.01% to 95.00%	10,737	32.9%	11,195	32.1%
95.01% and above	6,522	20.0%	7,334	21.0%

Total	$32,665	100.0%	$34,846	100.0%

Total primary risk in force by policy year
2005 and prior	$8,936	27.4%	$10,576	30.3%
2006	4,055	12.4%	4,807	13.8%
2007	8,867	27.1%	10,091	29.0%
2008	6,398	19.6%	7,054	20.2%
2009	3,363	10.3%	2,318	6.7%
2010	1,046	3.2%	—	—

Total	$32,665	100.0%	$34,846	100.0%

Total pool risk in force by policy year
2005 and prior	$2,075	81.6%	$2,304	81.1%
2006	210	8.3%	246	8.6%
2007	206	8.1%	232	8.2%
2008	50	2.0%	59	2.1%

Total pool risk in force	$2,541	100.0%	$2,841	100.0%

Other risk in force
Second-lien
1st loss	$129		$223
2nd loss	86		131
NIMs	268		418
International
1st loss-Hong Kong primary mortgage insurance	185		358
Reinsurance	—		171
Credit default swaps	109		3,247

Total other risk in force	$777		$4,548

Risk to capital ratio-Radian Guaranty only	17.9:1		15.9:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit L

($ in thousands)	Quarter Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Direct claims paid
Prime	$178,417	$72,752	$317,916	$142,211
Alt-A	89,622	41,441	160,134	87,711
A minus and below	64,742	35,154	113,519	71,884
Second-lien and other	4,494	18,338	12,473	40,945

Subtotal	337,275	167,685	604,042	342,751
Impact of first-lien terminations	239	—	80,349	—
Impact of captive terminations	(191)	—	(627)	—
Impact of second-lien terminations	—	—	10,834	65,000

Total	$337,323	$167,685	$694,598	$407,751

Average claim paid (1)
Prime	$45.0	$41.3	$45.5	$41.6
Alt-A	59.3	52.6	59.9	53.1
A minus and below	43.1	38.6	44.3	38.4
Second-lien and other	32.3	43.4	32.7	42.2
Total	$47.4	$43.2	$47.9	$43.3

Loss ratio - GAAP Basis	237.6%	83.7%	267.7%	132.9%
Expense ratio - GAAP Basis	21.0%	25.5%	26.4%	24.3%

	258.6%	109.2%	294.1%	157.2%

Reserve for losses by category
Prime	$1,386,271	$965,690
Alt-A	815,055	887,068
A minus and below	400,679	448,527
Pool insurance	457,129	152,824
Second-lien	31,795	99,003
Other	80	1,781

Reserve for losses, net	3,091,009	2,554,893
Reinsurance recoverable	565,737 (2)	567,551

Total	$3,656,746	$3,122,444

(1)	Calculated without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Reinsurance recoverable on ceded losses related to captives ($481 million) and Smart Home ($85 million).

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit M

	June 30 2010	December 31 2009	June 30 2009
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	599,909	614,590	625,528
Number of loans in default	74,800	78,130	58,012
Percentage of loans in default	12.47%	12.71%	9.27%

Alt-A
Number of insured loans	56,323	60,616	64,977
Number of loans in default	20,289	22,177	19,969
Percentage of loans in default	36.02%	36.59%	30.73%

A minus and below
Number of insured loans	50,719	53,932	57,311
Number of loans in default	18,100	20,911	17,988
Percentage of loans in default	35.69%	38.77%	31.39%

Total Flow
Number of insured loans	706,951	729,138	747,816
Number of loans in default	113,189	121,218	95,969
Percentage of loans in default	16.01%	16.62%	12.83%

Structured
Prime
Number of insured loans	45,201	52,629	62,986
Number of loans in default	6,548	7,520	7,911
Percentage of loans in default	14.49%	14.29%	12.56%

Alt-A
Number of insured loans	31,852	43,615	76,814
Number of loans in default	11,485	15,295	23,225
Percentage of loans in default	36.06%	35.07%	30.24%

A minus and below
Number of insured loans	17,593	19,287	20,611
Number of loans in default	6,793	7,965	7,680
Percentage of loans in default	38.61%	41.30%	37.26%

Total Structured
Number of insured loans	94,646	115,531	160,411
Number of loans in default	24,826	30,780	38,816
Percentage of loans in default	26.23%	26.64%	24.20%

Total Primary Insurance
Prime
Number of insured loans	645,110	667,219	688,514
Number of loans in default	81,348	85,650	65,923
Percentage of loans in default	12.61%	12.84%	9.57%

Alt-A
Number of insured loans	88,175	104,231	141,791
Number of loans in default	31,774	37,472	43,194
Percentage of loans in default	36.04%	35.95%	30.46%

A minus and below
Number of insured loans	68,312	73,219	77,922
Number of loans in default	24,893	28,876	25,668
Percentage of loans in default	36.44%	39.44%	32.94%

Total Primary Insurance
Number of insured loans	801,597	844,669	908,227
Number of loans in default (1)	138,015	151,998	134,785
Percentage of loans in default	17.22%	17.99%	14.84%

Pool insurance:
Number of loans in default (2)	32,486	36,397	34,513

(1)	Includes an estimated 1,159, 3,302 and 6,782 defaults at June 30, 2010, December 31, 2009 and June 30, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.
(2)	Includes an estimated 12,836, 18,033 and 22,417 defaults at June 30, 2010, December 31, 2009 and June 30, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

Exhibit N

	Quarter Ended June 30			Six Months Ended June 30
	2010		2009	2010	2009

Net Premiums Written (In thousands)
Primary and Pool Insurance	$167,250		$153,278	$324,663	$314,692
Second-lien	734		829	279	743
International	(75)		812	(1)	1,443

Total Net Premiums Written - Insurance	$167,909		$154,919	$324,941	$316,878

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$176,622		$164,641	$350,734	$335,188
Second-lien	734		2,149	1,245	3,385
International	2,636		3,257	5,352	9,357

Total Net Premiums Earned - Insurance	$179,992		$170,047	$357,331	$347,930

SMART HOME (In millions)
Ceded Premiums Written	$2.6		$2.9	$4.9	$5.6
Ceded Premiums Earned	$2.6		$2.9	$4.9	$5.6

1st Lien Captives
Premiums ceded to captives (In thousands)	$24,684		$37,534	$50,158	$72,034
% of total premiums	12.1%		18.3%	12.4%	17.5%
NIW subject to captives (In thousands)	$(204)		$430,618	$129	$1,471,351
% of primary NIW	(< 1%)		7.8%	< 1%	13.2%
IIF included in captives (1)	28.8%		34.8%
RIF included in captives (1)	30.5%		39.0%

Persistency (twelve months ended June 30)	81.7	%(2)	87.0%

	June 30 2010		June 30 2009
SMART HOME

% of Primary RIF included in Smart Home Transactions (1)	3.3%		3.5%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.
(2)	Impacted by the termination of transactions in 2009 and 2010.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of June 30, 2010

Exhibit O

Reinsurance Progression Toward Attachment—Summary by Book Year (1)

($ in millions)			June 30 2010					December 31 2009
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$316	$53	$263	$138		$375	$62	$313	$142
Pre-2006		50-75%	277	159	118	81		325	185	140	86
Pre-2006		75-99%	468	226	242	122		557	231	326	127
Pre-2006		Attached	1,631	451	1,180	428	$157	1,673	452	1,221	381	$139

Pre-2006 Total	$20,426		$2,692	$889	$1,803	$769	$157	$2,930	$930	$2,000	$736	$139

2006		0-50%	$1	$—	$1	$—		$1	$—	$1	$—
2006		50-75%	1	—	1	—		16	1	15	1
2006		75-99%	12	1	11	1		13	1	12	1
2006		Attached	1,600	208	1,392	416	$164	1,695	242	1,453	355	$163

2006 Total	$2,760		$1,614	$209	$1,405	$417	$164	$1,725	$244	$1,481	$357	$163

2007		0-50%	$—	$—	$—	$—		$1	$—	$1	$—
2007		50-75%	1	—	1	—		12	1	11	—
2007		75-99%	17	1	16	1		15	1	14	1
2007		Attached	3,285	383	2,902	542	$222	3,446	391	3,055	437	$191

2007 Total	$4,306		$3,303	$384	$2,919	$543	$222	$3,474	$393	$3,081	$438	$191

2008		0-50%	$172	$10	$162	$4		$298	$22	$276	$6
2008		50-75%	105	12	93	4		149	8	141	6
2008		75-99%	257	22	235	15		1,454	166	1,288	56
2008		Attached	1,426	164	1,262	95	$21	159	14	145	19	$11

2008 Total	$2,381		$1,960	$208	$1,752	$118	$21	$2,060	$210	$1,850	$87	$11

2009		0-50%	$263	$12	$251	$1		$284	$12	$272	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$288		$263	$12	$251	$1	$—	$284	$12	$272	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	97	31	66	23	$9	102	33	69	37	$17

Quota Share Total	$313		$97	$31	$66	$23	$9	$102	$33	$69	$37	$17

Total Captive (Including Quota Share)	$30,474		$9,929	$1,733	$8,196	$1,871	$573	$10,575	$1,822	$8,753	$1,655	$521

SmartHome		0-50%	$30	$13	$17	$13		$32	$14	$18	$12
SmartHome		50-75%	—	—	—	—		71	29	42	23
SmartHome		75-99%	67	29	38	26		—	—	—	—
SmartHome		Attached	966	469	497	445	$113	1,029	492	537	435	$143

Total SmartHome	$3,900		$1,063	$511	$552	$484	$113	$1,132	$535	$597	$470	$143

(1)	Data is presented in aggregate for all trusts for captives with risk in force at each period end only. Actual trust attachment points and exit points vary by individual contract. The attachment point is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust for captives with risk in force at period end only. Reinsurance benefit at June 30, 2010 and December 31, 2009 excludes $0.6 million and $71 million of recoveries recognized from the terminations of certain captive reinsurance agreements during the first half of 2010 and for the year ended December 31, 2009, respectively.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of June 30, 2010

Modified Pool

Exhibit P

($ in millions)	June 30		June 30
	2010	%	2009	%
Primary risk in force by policy year
2005 and prior	$195	42.7%	$288	34.5%
2006	45	9.8%	208	24.9%
2007	210	46.0%	331	39.6%
2008	7	1.5%	8	1.0%

Total	$457	100.0%	$835	100.0%

Primary risk in force by product
Prime	$77	16.8%	$152	18.2%
Alt-A	362	79.2%	659	78.9%
A minus and below	18	4.0%	24	2.9%

Total	$457	100.0%	$835	100.0%

Primary insurance in force by product
Prime	$722	11.4%	$2,972	16.8%
Alt-A	5,441	86.2%	14,409	81.6%
A minus and below	152	2.4%	279	1.6%

Total	$6,315	100.0%	$17,660	100.0%

Default Statistics:

Primary Insurance:
Total modified pool
Number of insured loans		25,325 (1)		82,751
Number of loans in default		7,759		21,593
Percentage of loans in default		30.64%		26.09%

(1)	Impacted by the termination of transactions in 2009 and 2010.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2010

ALT-A

Exhibit Q

($ in millions)	June 30
	2010	%	2009	%

Primary risk in force by FICO score
>=740	$941	24.7%	$1,156	24.5%
680-739	1,842	48.2%	2,271	48.2%
660-679	554	14.5%	691	14.7%
620-659	455	11.9%	562	11.9%
<=619	26	0.7%	32	0.7%

Total	$3,818	100.0%	$4,712	100.0%

Primary risk in force by LTV
85.00% and below	$851	22.3%	$1,222	25.9%
85.01% to 90.00%	1,663	43.5%	1,951	41.4%
90.01% to 95.00%	1,037	27.2%	1,215	25.8%
95.01% and above	267	7.0%	324	6.9%

Total	$3,818	100.0%	$4,712	100.0%

Primary risk in force by policy year
2005 and prior	$1,235	32.4%	$1,483	31.5%
2006	791	20.7%	1,041	22.1%
2007	1,576	41.3%	1,944	41.3%
2008	215	5.6%	242	5.1%
2009	1	—	2	—

Total	$3,818	100.0%	$4,712	100.0%

Forward-Looking Statements

All statements in this report that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. These statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as the failure or significant delay of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

•	a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•	changes in the level of future rescissions and claim denials, which have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves;

•

the negative impact our increased levels of insurance rescissions and claim denials may have on our relationships with customers, including the heightened risk of potential disputes and litigation; and, in the event that we are unsuccessful in defending our rescissions or denials, the need to reestablish loss reserves for, and reassume risk on, rescinded loans and pay additional claims;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies) or new entrants to the industry;

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their services are significantly limited in scope;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the financial services industry in general, and our mortgage insurance and financial guaranty businesses in particular;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the “Risk Factors” detailed in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

Financial and Operational Notes

The net per share impact of $3.09, on an after tax basis, resulting from the change in fair value of derivatives of $524.6 million, was derived by applying a 35% statutory tax rate.

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